Exhibit 99.2 APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. Q3 2022 Financial Results October 24, 2022 Information is as of September 30, 2022, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the COVID-19 pandemic, increasing interest rates and inflation; the severity and duration of the COVID-19 pandemic, including the emergence and spread of COVID-19 variants; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results operations, liquidity and capital resources; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 21 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 20. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. 1

ARI Q3 2022 Highlights 1,a Strong Distributable Earnings Well-Positioned for Rising Interest Rates $0.37 98% 1 Distributable Earnings per Diluted Share of Common Stock Percentage of Portfolio Consisting of Floating Rate Loans Well Covered Dividend Durable Balance Sheet 1.06x $1.1 Billion 3 of Unencumbered Loan Assets 2 Coverage Ratio for Dividend per Share of Common Stock a) Amount reflects Distributable Earnings, prior to realized gains on investments See footnotes on page 21 2

Summary Results Ø Net interest income of $61.9 million Ø Net income available to common stockholders of $180.0 million, or $1.13 per diluted share of common stock Q3 Q3 1,a Ø Distributable Earnings of $52.3 million, or $0.37 per diluted share of common stock Financial Results Financial Results 4 Ø Declared a common stock dividend of $0.35 per share for Q3 2022, which implies an annualized dividend yield of 14.7% Ø Committed $3.5 billion ($2.8 billion funded at close) year-to-date; $388.0 million ($383.5 million funded at close) of new commitments during Q3 Originations Originations 5 Ø Gross add-on fundings of $493.0 million year-to-date; $202.5 million in Q3 Ø Received $1.5 billion of repayments year-to-date; $0.3 billion in Q3 Ø Reversed $53 million of previously recorded Specific CECL Allowance related to urban predevelopment property located in Miami, FL due to contracted sale of the property collateralizing the loan Ø Recognized $44 million gain in conjunction with acquisition of multifamily development property located in Loan Portfolio Loan Portfolio Brooklyn through deed-in-lieu of foreclosure 6,b Ø Total loan portfolio of $8.7 billion with w/a unlevered all-in yield of 6.5% – 92% first mortgages – 98% floating rate Ø Repaid $345 million of 4.75% Convertible Senior Notes due 2022 Ø Entered a new secured debt arrangement with MUFG, structured in GBP Capitalization Capitalization 7 Ø Ended quarter with total common equity market capitalization of $1.2 billion c 3 Ø Ended quarter with $364 million of total liquidity and $1.1 billion of unencumbered loan assets a) Amount reflects Distributable Earnings, prior to realized gains on investments b) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD c) Includes cash, loan proceeds held by servicer, and available leverage on our secured debt arrangements See footnotes on page 21 3

Portfolio Activity Q3 Portfolio Activity YTD Portfolio Activity ($ in mm) ($ in mm) 9 8 a 8 9 a Origination Key Highlights Q3’22 $388 million 100% 9.0% 48% YTD $3.5 billion 100% 7.4% 52% Weighted Average New Commitments to Floating Rate Weighted Average b c Unlevered All-in Yield Mortgage Loans Mortgages Loan-to-Value a) Foreign exchange (“FX”) gains and losses are offset by gains and losses on related secured debt arrangements and forward currency contracts economically hedging related cashflows of non-U.S. denominated currencies b) Includes benefit of forward points on currency hedges related to loans denominated in currencies other than USD; Weighted Average Unlevered All-in Yield is based on the applicable benchmark rates as of period end and includes accrual of origination, and extension fees c) Represents as-stabilized loan-to-value based on fully funded principal See footnotes on page 21 4

Book Value per Share 10 Book Value per Share 10 Book Value per Share Roll Forward General CECL Allowance BVPS excl. General CECL BVPS & Depreciation Allowance & Depreciation 6/30/2022 $14.97 ($0.22) $15.19 (+) Net Reversal of Specific CECL allowance $0.38 - $0.38 (+) Realized gain on investments $0.31 - $0.31 (+) Net unrealized gain on currency and interest hedges $0.23 - $0.23 (+) Earnings in excess of dividends $0.02 - $0.02 (+) Net changes in General CECL Allowance $0.02 $0.02 - (-) Other ($0.01) - ($0.01) 9 Change during period $0.95 $0.02 $0.93 9/30/2022 $15.92 ($0.20) $16.12 See footnotes on page 21 5

Capital Structure Overview

Capital Structure Composition

($ in mm)



$5,364 (57%)
Secured Debt Obligations[a,b]
$165 (2%)
Debt Related to Real Estate Owned
Term Loan B $779 (8%)
Senior Notes $500 (5%)
$1,279 (13%)
$230 (2%)
Convertible Notes
$169 (2%)
Preferred Stock
$2,266 (24%)
Common Equity Book Value[c]

Conservative Capital Management Strategy

- Eight Secured Debt Counterparties and One Private Securitization
- Two Secured Debt Counterparties added in 2022
- Borrowings denominated in USD, GBP, EUR, and SEK to reduce currency risk
- ~70% Weighted Average Available Advance Rate[d] Across Secured Debt Obligations
- 2.8x Debt to Equity Ratio[12]
- 2.1x Fixed Charge Coverage[13]
- $1.1 Billion of Unencumbered Loan Assets[3]
- Repaid $345 million of Convertible Notes

a) Weighted-average rates of applicable benchmark rates and credit spread adjustments plus spreads of USD: +2.31% / GBP: +1.95% / EUR: +1.55% / SEK: +1.50%

b) Our secured credit facilities do not contain capital markets-based mark-to-market provisions.

c) Reflects book value per share (excluding General CECL Allowance and depreciation) of $16.12 multiplied by shares of common stock outstanding

d) Based on maximum available advance rates across secured debt counterparties

See footnotes on page 21

APOLLO | Commercial Real Estate Finance

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Loan Portfolio Overview W/A Unlevered All-in Yield on Number of Loans Carrying Value 6,a Loan Portfolio 65 $8.7 billion 6.5% W/A Remaining Fully- W/A Portfolio Loan-to- 14 W/A Portfolio Risk Rating 14,17 14,b Extended Term Value 3.1 3.0 Years 60% Collateral Diversification Loan Position 15 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans c) Other property types include: Parking Garages (3%), Caravan Parks (2%), and Urban Predevelopment (2%) See footnotes on page 21 7

Loan Portfolio Overview (cont'd)

($ in mm)

Property Type	United Kingdom	New York City	Other Europe	Southeast	Midwest	West	Northeast	Other[a]	Total[9]
Hotel	$150 / 2%	$146 / 2%	$517 / 6%	$472 / 5%	$62 / 1%	$451 / 5%	$7 / 0%	$179 / 2%	$1,983 / 23%
Office	418 / 5%	542 / 6%	575 / 7%	-	215 / 2%	-	-	-	1,750 / 20%
Residential	0 / 2%	1,062 / 13%	-	32 / 0%	0 / 1%	0 / 1%	60 / 1%	0 / 0%	1,629 / 19%
Retail	779 / 9%	249 / 3%	31 / 0%	17 / 0%	104 / 1%	96 / 1%	-	42 / 0%	1,319 / 15%
Healthcare	180 / 2%	-	-	12 / 0%	17 / 0%	5 / 0%	373 / 5%	16 / 0%	603 / 7%
Mixed Use	395 / 5%	134 / 2%	-	-	-	-	-	-	529 / 6%
Industrial	-	-	279 / 3%	4 / 0%	10 / 0%	13 / 0%	-	5 / 0%	311 / 3%
Other[b]	183 / 2%	-	-	192 / 2%	132 / 2%	-	40 / 0%	82 / 1%	629 / 7%
Total[9,16]	**$2,300 / 26%**	**$2,240 / 26%**	**$1,402 / 16%**	**$736 / 8%**	**$623 / 7%**	**$617 / 7%**	**$481 / 6%**	**$354 / 4%**	**$8,753 / 100%**
General CECL Reserve									($22)
Carrying value, net[9]									**$8,731**

Collateral Diversification



West
7%
Midwest
7%
Northeast
6%
New York City
26%
Southeast
8%



Sweden
3%
United Kingdom
26%
Germany
4%
Spain
4%
Italy
5%

a) Other geographies include Southwest (2%), Mid-Atlantic (1%), and Other (1%)

b) Other property types include Parking Garages (3%), Caravan Parks (2%) and Urban Predevelopment (2%)

Note: Map does not show locations where percentages are 2% or lower

See footnote on page 21

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European Loan Portfolio Overview W/A Unlevered All-in Yield on Number of Loans Carrying Value 6,14 Loan Portfolio 23 $3.7 Billion 6.2% 14,a Floating Rate First Mortgage W/A Loan-to-Value 100% 62% 99% Top 5 European Sponsors ($ in mm) Number Current Amortized Sponsor of Deals Commitment Cost Property Types Location Office/Hotel/Industrial/ United Kingdom/Spain/ Blackstone Group 5 $1,093 $1,032 Residential/Caravan Parks Spain/Germany Orion Capital Managers 2 588 161 Office United Kingdom/Italy LaSalle Investment Management 1 409 375 Retail United Kingdom M7 Real Estate/Oxford Properties 1 365 362 Retail United Kingdom Henderson Park 2 352 330 Hotel/Office United Kingdom/Ireland/Italy $2,808 $2,260 Total 11 a) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated See footnotes on page 21 9

Mitigating Foreign Exchange Risk

ARI is well-positioned for declining foreign exchange rates due to several risk mitigating steps we have taken to structure and fund our non-US loan portfolio and associated secured financing facilities

Foreign Exchange Rate Change (Local/USD)


1.35x
1.16x
0.11x
1.35x
1.14x
0.11x
1.31x
1.11x
0.11x
1.22x
1.05x
0.10x
1.12x
0.98x
0.09x
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
GBP
EUR
SEK

% FX Change YoY

GBP: (17%)

EUR: (15%)

SEK: (21%)

Mitigating Foreign Exchange Risk

- Secured debt arrangements are structured in local currency thereby reducing FX exposure to our net equity on foreign loans. As of September 30, 2022, the percentage of net equity to total foreign denominated carrying value was 30%, or $1.1 billion
  - 70% weighted average advance on total foreign loan portfolio
  - 74%[a] weighted average advance on foreign loans with secured debt financing
- Net equity and net interest income of foreign loans are economically hedged through forward currency contracts
  - Forward point impact on forwards currency contracts resulted in $1.5 million realized gain in Q3'2022

Foreign Loan Capital Stack


($ in mm)
$3,693
$2,602
$1,091
70%
Offset by local currency denominated secured debt arrangements
30%
Hedged with forward currency contracts
Net Equity
Secured Debt

Q3 Change in Unrealized Gain (Loss) on Net Equity				
($ in mm)	As of September 30, 2022			Q3 Net
Currency	Carrying Value[b]	Secured Debt	**Net Equity**	**Unrealized Loss**[c]
GBP	$2,295	($1,629)	**$665**	**($56)**
EUR	$1,168	($786)	**$381**	**($26)**
SEK	$231	($187)	**$44**	**($4)**
Total	**$3,693**	**($2,602)**	**$1,091**	**($86)**
Unrealized gain on forward contracts[d]				**$89**

a) Weighted average advance based on carrying value of first mortgage loans with secured debt financing
b) Carrying value includes all commercial mortgage and subordinate loans denominated in foreign currencies with or without secured debt financing
c) Represents unrealized losses on foreign loans of ($304) million net of unrealized gains of $217 million on respective foreign secured debt arrangements for the three months ended September 30, 2022
d) Represents net unrealized gain (loss) on forward contracts for the three months ended September 30, 2022, excluding gains (losses) on forward currency contracts economically hedging foreign currency interest

APOLLO | Commercial Real Estate Finance

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Q3 Business Update § Committed $388 million ($384 million funded at close) to a $582 million floating rate senior loan secured by a residential-for- sale property in Manhattan, NY in conjunction with the recapitalization of the existing subordinate loans Originations, Originations, 5 § Gross add-on fundings of $202 million of previously closed loans Add-on Add-on § Recognized $44 million gain in conjunction with acquisition of multifamily development property located in Brooklyn Fundings, and Fundings, and through deed-in-lieu of foreclosure; concurrently contributed property to joint venture and obtained construction financing Other Other Activity Activity § Reversed $53 million of $68 million previously recorded Specific CECL Allowance on an urban predevelopment property located in Miami, FL due to contracted sale of property collateralizing the loan § Sold £293 million ($328 million assuming conversion to USD) of unfunded commitments related to a mixed-use construction property located in London, UK § Received $68 million (pro-rata share of $125 million) paydown in conjunction with the recapitalization of a $250 million (pro-rata share of $462 million) floating rate senior loan secured by a retail property in Manhattan, NY. § Total Q3 repayments of $320 million (including $59 million of full satisfactions) b a Repayments Repayments and Sales and Sales § Amended our master repurchase agreement with Deutsche Bank that allows us to extend the facility by twelve months to March 31, 2024 5 § Completed approximately $35 million of gross add-on fundings Subsequent Subsequent § Received $53 million in partial repayments, including $46 million from condo sales Events Events § Received $60 million full repayment of a commercial mortgage loan collateralized by a hotel property in Fort Lauderdale, FL a) Other property types include Healthcare (<1%), and Hotel (<1%) b) Other geography types include Germany (3%), Northeast (3%), Southwest (<2%), United Kingdom (<1%) and Other International (<1%) See footnotes on page 21 11

Loan Maturities and Future Fundings Profile 17,18,19 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity ($ in mm) a a 20,b Net Interest Income Sensitivity to Benchmark Rates Benchmark Rates Index 30-Sep 21-Oct USD 1M 3.14% 3.59% SOFR 1M 3.04% 3.60% EURIBOR 1.17% 1.54% SONIA ON 2.19% 2.19% Note: Assumes future financing, in certain cases, against mortgages that are not currently financed a) Net of expected secured credit facility advances b) Reflects incremental increases in respective benchmark rates as of September 30, 2022 (USD LIBOR 1 month: 3.143%, SOFR 1 month: 3.042%, EURIBOR 1.173% and SONIA ON: 2.190% adjusted for compounding) See footnotes on page 21 12

Senior Loan Portfolio Overview (Page 1 of 3)

($ in mm) Hotel	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[14, 17]	Location
Loan 1	10/2019	$304	$28		Y	08/2024	Various, Spain
Loan 2	11/2021	186	20		Y	11/2026	Various, UK/Ireland
Loan 3	05/2022	178	25		Y	06/2027	Napa Valley, CA
Loan 4	04/2018	152	-			04/2023	Honolulu, HI
Loan 5	07/2021	146	33			08/2026	Various, US
Loan 6	09/2015	146	-			06/2024	Manhattan, NY
Loan 7	11/2021	123	41	Y		12/2026	St. Thomas, USVI
Loan 8	08/2019	117	-			08/2024	Puglia, Italy
Loan 9	10/2021	99	-			11/2026	New Orleans, LA
Loan 10[21,a]	03/2017	98	-			10/2022	Atlanta, GA
Loan 11	11/2018	90	-			12/2023	Vail, CO
Loan 12	12/2019	60	-			01/2025	Tucson, AZ
Loan 13	05/2021	59	2		Y	06/2026	Fort Lauderdale, FL
Loan 14	05/2019	52	-			06/2024	Chicago, IL
Loan 15	12/2015	42	-			08/2024	St. Thomas, USVI
Loan 16	10/2021	39	39			10/2026	Lake Como, Italy
Loan 17	02/2018	27	-			11/2024	Pittsburgh, PA
Loan 18	12/2021	21	28			06/2025	Dublin, Ireland
Subtotal/W.A. - Hotel		**$1,939**	**$216**				
Office							
Loan 19	01/2020	$224	$66		Y	02/2025	Long Island City, NY
Loan 20	03/2022	218	47		Y	04/2027	Manhattan, NY
Loan 21	02/2020	188	-			02/2025	London, UK
Loan 22	06/2019	183	13			08/2026	Berlin, Germany
Loan 23	02/2022	144	-			06/2025	Milan, Italy
Loan 24	02/2022	128	384	Y		02/2027	London, UK
Loan 25	11/2017	121	-			01/2023	Chicago, IL
Loan 26[b]	12/2017	103	-		Y	10/2022	London, UK
Loan 27	06/2022	87	-			06/2025	Rome, Italy
Loan 28	03/2018	86	-		Y	07/2023	Chicago, IL
Loan 29	11/2021	33	38	Y		11/2025	Milan, Italy
Subtotal/W.A. - Office		**$1,515**	**$548**				

a) Loan went into maturity default subsequent to quarter end

b) Includes £20.3 million ($22.7 million converted to USD) subordinate participating interest

See footnotes on page 21

APOLLO | Commercial Real Estate Finance

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Senior Loan Portfolio Overview (Page 2 of 3)

($ in mm) Retail	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[14, 17]	Location
Loan 30	04/2022	$417	$34			04/2027	Various, UK
Loan 31	10/2021	362	-			10/2026	Various, UK
Loan 32	08/2019	249	-		Y	09/2025	Manhattan, NY
Loan 33	05/2022	155	-			06/2027	Various, US
Loan 34[21]	11/2014	104	-			09/2023	Cincinnati, OH
Subtotal/W.A. - Retail		**$1,287**	**$34**				
Residential							
Loan 35[22]	08/2022	$354	$4			09/2024	Manhattan, NY
Loan 36	12/2021	195	15			12/2026	Various, UK
Loan 37	12/2018	136	43		Y	12/2023	Manhattan, NY
Loan 38	12/2021	101	31			01/2027	Manhattan, NY
Loan 39	05/2022	89	4			06/2027	Manhattan, NY
Loan 40	05/2021	82	-		Y	05/2026	Cleveland, OH
Loan 41	12/2019	60	7		Y	11/2025	Boston, MA
Loan 42	04/2014	59	-			07/2023	Various
Loan 43	11/2014	50	-			06/2023	Various, US
Loan 44	12/2021	32	-		Y	01/2026	Hallandale Beach, FL
Subtotal/W.A. - Residential		**$1,158**	**$104**				
Healthcare							
Loan 45	03/2022	$372	-			03/2027	Various, MA
Loan 46	10/2019	180	-			10/2024	Various, UK
Subtotal/W.A. - Healthcare		**$552**	**-**				
Mixed Use							
Loan 47	12/2019	$281	$88	Y	Y	06/2025	London, UK
Loan 48	03/2022	134	42		Y	03/2027	Brooklyn, NY
Loan 49	06/2022	59	58	Y	Y	06/2026	London, UK
Loan 50	12/2019	39	-			09/2023	London, UK
Subtotal/W.A. - Mixed Use		**$513**	**$188**				

See footnotes on page 21

APOLLO | Commercial Real Estate Finance

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Senior Loan Portfolio Overview (Page 3 of 3) ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 14, 17 Location Other Date Cost Commitments Loan Subordinate Debt Maturity Loan 51 - Parking Garages 05/2021 $270 $5 05/2026 Various, US Loan 52 - Industrial 03/2021 232 - 05/2026 Various, Sweden a Loan 53 - Portfolio 06/2021 207 20 06/2026 Various, Germany Loan 54 - Caravan Parks 02/2021 183 - 02/2028 Various, UK 21 Loan 55 - Urban Predevelopment 01/2016 176 - 09/2023 Miami, FL Subtotal/W.A. - Other $1,068 $25 Subtotal/W.A. - First Mortgage $8,032 $1,115 3.1 Years 9 9 8 a) Includes portfolio of office, industrial, and retail property types See footnotes on page 21 15

15 Subordinate Loan Portfolio Overview ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 14, 17 Residential Date Cost Commitments Loan Subordinate Debt Maturity Location 22 Loan 56 05/2020 $232 - Y 09/2024 Manhattan, NY 22 Loan 57 06/2015 187 13 Y 09/2024 Manhattan, NY 21, 22 Loan 58 11/2017 52 - 09/2024 Y Manhattan, NY Subtotal/W.A. - Residential $471 $13 Office Loan 59 01/2019 $100 - 12/2025 Manhattan, NY Loan 60 08/2017 8 - 09/2024 Troy, MI Subtotal/W.A. - Office $108 - Hotel Loan 61 06/2015 $23 - 07/2025 Phoenix, AZ Loan 62 06/2018 20 - 06/2023 Las Vegas, NV Subtotal/W.A. - Hotel $43 - Other a Loan 63 - Healthcare 07/2019 $51 - Y 06/2024 Various, US Loan 64 - Industrial 05/2013 32 - 05/2023 Various, US Loan 65 - Mixed Use 02/2019 16 - 10/2022 London, UK Subtotal/W.A. - Other $99 - 9 Total/W.A. - Subordinate $721 $13 2.0 Years 9,16 Total/W.A. - Portfolio $8,753 $1,128 3.0 Years General CECL Reserve ($22) 9 Total Carrying value, net $8,731 8 a) In the form of a single-asset, single-borrower CMBS See footnotes on page 21 16

Appendix 17

Consolidated Balance Sheets (in thousands - except share data) September 30, 2022 December 31, 2021 f Assets: Cash and cash equivalents $319,264 $343,106 a,c Commercial mortgage loans, net 8,013,469 7,012,312 b,c Subordinate loans and other lending assets, net 717,837 844,948 Real estate owned, held for investment, net (net of $2,645 accumulated depreciation in 2021) 291,104 151,788 Assets related to real estate owned, held for sale 162,059 - Derivative assets, net 249,220 16,788 Other assets 71,066 47,753 Total Assets $9,824,019 $8,416,695 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $13,533 and $9,062 in 2022 and 2021, respectively) $5,350,586 $4,150,268 Senior secured term loan, net (net of deferred financing costs of $10,750 and $12,734 in 2022 and 2021, respectively) 764,899 768,325 Senior secured notes, net (net of deferred financing costs of $5,356 and $5,949 in 2022 and 2021, respectively) 494,644 494,051 Convertible senior notes, net 229,174 569,979 d Accounts payable, accrued expenses and other liabilities 378,479 102,609 Debt related to real estate owned, held for investment, net (net of deferred financing costs of $4,857 in 2022) 159,978 - Participations sold 22,696 27,064 Payable to related party 9,762 9,773 Liabilities related to real estate owned, held for sale 6,116 - Total Liabilities $7,416,334 $6,122,069 Commitments and Contingencies -- Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) in 2022 and 2021 $68 $68 Common stock, $0.01 par value, 450,000,000 shares authorized, 140,595,995 and 139,894,060 shares issued and outstanding in 2022 and 2021, respectively 1,406 1,399 Additional paid-in-capital 2,712,390 2,721,042 Accumulated deficit (306,179) (427,883) Total Stockholders’ Equity $2,407,685 $2,294,626 Total Liabilities and Stockholders’ Equity $9,824,019 $8,416,695 a) Includes $7,491,513 and $5,957,707 pledged as collateral under secured debt arrangements in 2022 and 2021, respectively. b) Includes $187,138 and $0 pledged as collateral under secured debt arrangements in 2022 and 2021, respectively. c) Net of $140,985 and $178,588 CECL Allowances in 2022 and 2021, respectively, comprised of $119,000 and $145,000 Specific CECL Allowance and $21,985 and $33,588 General CECL Allowance, respectively. d) Includes $2,812 and $3,106 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2022 and 2021, respectively. 18

Consolidated Statements of Operations

(in thousands - except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	**2021**	**2022**	**2021**
Net interest income:				
Interest income from commercial mortgage loans	$120,821	$84,304	$304,631	$242,107
Interest income from subordinate loans and other lending assets	13,354	18,836	43,719	82,070
Interest expense	(72,302)	(42,391)	(173,949)	(117,792)
Net interest income	**$61,873**	**$60,749**	**$174,401**	**$206,385**
Revenue from real estate owned operations	14,428	5,896	42,098	7,270
Total net revenue	**$76,301**	**$66,645**	**$216,499**	**$213,655**
Operating expenses:				
General and administrative expenses (includes equity-based compensation of $4,518 and $13,734 in 2022 and $4,405 and $13,149 in 2021, respectively)	($7,184)	($6,561)	($21,501)	($20,235)
Management fees to related party	(9,719)	(9,583)	(28,705)	(28,387)
Operating expenses related to real estate owned	(13,308)	(6,914)	(36,094)	(8,908)
Depreciation and amortization on real estate owned	—	(1,096)	(704)	(1,548)
Total operating expenses	**($30,211)**	**($24,154)**	**($87,004)**	**($59,078)**
Other income	$285	$3,676	$353	$3,785
Realised gain (loss) on investments	43,577	—	43,577	(20,000)
Reversal of current expected credit loss allowance, net [a]	55,564	5,766	37,897	36,590
Realized losses and impairments on real estate owned	—	—	—	(550)
Foreign currency translation loss	(92,782)	(24,413)	(210,138)	(27,808)
Gain on foreign currency forward contracts (includes unrealized gains of $108,428 and $221,623 in 2022 and $32,376 and $40,857 in 2021, respectively)	129,252	32,947	257,227	39,653
Unrealized gain (loss) on interest rate hedging instruments	1,044	(75)	10,808	171
Net income	**$183,030**	**$60,392**	**$269,219**	**$186,418**
Preferred dividends	(3,068)	(3,126)	(9,204)	(9,896)
Net income available to common stockholders	**$179,962**	**$57,266**	**$260,015**	**$176,522**
Net income per basic share of common stock	**$1.27**	**$0.40**	**$1.83**	**$1.24**
Net income per diluted share of common stock	**$1.13**	**$0.38**	**$1.66**	**$1.18**
Basic weighted-average shares of common stock outstanding	140,594,987	139,891,777	140,513,957	139,860,882
Diluted weighted-average shares of common stock outstanding	164,350,132	170,884,172	169,252,602	170,836,682
Dividend declared per share of common stock	**$0.35**	**$0.35**	**$1.05**	**$1.05**

(a) Comprised of $53,000 and $26,000 Specific CECL Reversals and $2,564 and $11,897 of General CECL Reversals for the three and nine months ended September 30, 2022, respectively. Comprised of $0 and $30,000 Specific CECL Reversals and $5,766 and $6,590 of General CECL Reversals for the three and nine months ended September 30, 2021, respectively.

APOLLO | Commercial Real Estate Finance

19

1 Reconciliation of GAAP Net Income to Distributable Earnings Three Months Ended Nine Months Ended (in thousands - except share and per share data) September 30, September 30, 1 Distributable Earnings : 2022 2021 2022 2021 Net income available to common stockholders: $179,962 $57,266 $260,015 $176,522 Adjustments: Equity-based compensation expense 4,518 4,405 13,734 13,149 Gain on foreign currency forwards (129,252) (32,947) (257,227) (39,653) Foreign currency loss, net 92,782 24,413 210,138 27,808 Unrealized loss (gain) on interest rate cap (1,044) 75 (10,808) (171) Realized gains (losses) relating to interest income on foreign currency hedges, net 2,908 (219) 8,020 (1,558) Realized gains relating to forward points on foreign currency hedges, net 1,545 63 8,168 75 Amortization of the convertible senior notes related to equity reclassification — 824 — 2,436 Depreciation and amortization on real estate owned — 1,096 704 1,548 Reversal of current expected credit loss allowance, net (55,564) (5,766) (37,897) (36,590) Realized (gains) losses and impairments on real estate owned and investments (43,577) — (43,577) 20,550 Total adjustments (127,684) (8,056) (108,745) (12,406) 1 Distributable Earnings prior to realized losses and impairments on real estate owned and investments $52,278 $49,210 $151,270 $164,116 Realized gains (losses) and impairments on real estate owned and investments 43,577 — 43,577 (20,550) 1 Distributable Earnings $95,855 $49,210 $194,847 $143,566 1 Weighted-average diluted shares – Distributable Earnings Weighted-average diluted shares – GAAP 164,350,132 170,884,172 169,252,602 170,836,682 Weighted-average unvested RSUs —— — — Reversal of hypothetical conversion of the Notes (21,187,719) (28,533,271) (26,057,847) (28,533,271) 1 Weighted-average diluted shares – Distributable Earnings 143,162,413 142,350,901 143,194,755 142,303,411 1 Diluted Distributable Earnings per share prior to gains realized gains and impairments on real estate owned and investments $0.37 $0.35 $1.06 $1.15 1 Diluted Distributable Earnings per share of common stock $0.67 $0.35 $1.36 $1.01 See footnotes on page 21 20

Footnotes 1. Distributable Earnings, formerly known as Operating Earnings, is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 20 for a reconciliation of GAAP net income to Distributable Earnings. 2. Represents Distributable Earnings, prior to realized gains, losses and impairments on real estate owned and investments per share to dividend per share for the three months ended September 30, 2022 3. Represents loan assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. 4. Reflects closing share price on October 21, 2022. 5. Quarterly and annual add-on fundings represent fundings committed prior to the quarter and prior to 2022, respectively. 6. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. 7. Common equity market capitalization represents common shares outstanding times the closing stock price on September 30, 2022. 8. Other includes changes in current expected credit loss allowance, PIK interest, transfer to real estate owned, and the accretion of loan costs and fees 9. Amounts and percentages may not foot due to rounding. 10. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. 11. On January 1, 2022 we adopted ASU 2020-06 Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity ( ASU 2020-06 ), which no longer require the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Prior to the adoption of ASU 2020-06, we attributed $15.4 million of the proceeds to the equity component of the Convertible Notes ($11.0 million to the 2022 Notes and $4.4 million to the 2023 Notes), which represented the excess proceeds received over the fair value of the liability component of the Convertible Notes at the date of issuance. The equity component of the Convertible Notes had been reflected within additional paid-in capital on our condensed consolidated balance sheet until January 1, 2022 when we adopted ASU 2020-06 through the modified retrospective approach. Upon adoption we (i) reclassified $12.0 million of previously recorded amortization related to the equity component of the Convertible Notes from retained earnings to additional paid-in-capital and (ii) removed the remaining unamortized balance of $3.4 million, which increased the cost basis of convertible notes and decreased additional paid-in-capital on the condensed consolidated balance sheet. 12. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. 13. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 14. Based on loan amortized cost. 15. Includes one subordinate risk retention interest in a securitization vehicle and one loan held-for-sale classified as Subordinate Loans. 16. Gross of $22 million of General CECL Allowance. 17. Assumes exercise of all extension options. 18. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. 19. Excludes risk-rated 5 loans. 20. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only. 21. Amortized cost for these loans is net of the recorded Specific CECL Allowances and impairments. 22. Loans are secured by the same property. 21